EXHIBIT 99.4

Location Based Technologies
“Your World Located”
Code of Ethics

Our reputation at LBT depends upon all of the decisions we make and all the actions we take, personally and collectively, each day.  Our corporate values define how we evaluate our decisions and actions . . . and how we will conduct our business.  We work in a global and ever-changing business environment yet our values will remain a constant.  We are striving to build a work environment upon the foundation of Integrity, Innovation and Commitment.  Our progress will be measured by what we achieve...one good decision at a time.  Our high quality standards will reward us with a desired reputation in today’s marketplace . . . a reputation of integrity, honesty and dependability.  That strong ethical reputation will become a vital asset . . . and each of us shares a personal responsibility to protect, to preserve and to enhance it.  Our reputation is a central asset and must be protected in all of our business and community relationships.  By understanding and applying the values we embrace, each of us will be proud of what we do and how we do it.

Know what is right.  Value our Customers, Employees and Shareowners.
Then, do what is right – no matter the consequences.
Code of Business Conduct

The Code of Business Conduct contains principles that are a part of LBT’s values and ethics conduct. Certain behaviors have been specifically included in this Code of Business Conduct in recognition of the growing interest that investors have in the conduct of publicly-held companies, their employees and their directors. The public has every right to know what LBT’s standards are in these areas. Furthermore, the public legitimately expects our leaders and employees to know and adhere to the standards of conduct. This Code of Business Conduct is intended to comply with NASDAQ or New York Stock Exchange listing standards. No provision of this Code of Business Conduct may be waived for any director or executive officer without approval of the LBT Board of Directors and appropriate public disclosure.

•           We do not take any role in any outside concern that would adversely influence our responsibilities. When faced with a potential conflict, we communicate with supervisors and others to implement safeguards and take steps to prevent such a conflict from materializing. We make full disclosure and withdraw ourselves from discussions and decisions when our personal interest appears to interfere with the company’s business interests.

•           When exchanging business courtesies, meals and entertainment, we avoid activities that could create even the appearance that our decisions could be compromised.

•           We respect the rights and property of others, including their intellectual property. We protect and preserve LBT’s assets, including business opportunities and intellectual property, for LBT’s benefit and not for our personal benefit.

•           We compete fairly without collusion or collaboration.

•           We provide full and accurate information for use in internal and external reports.

•           We keep records that are verifiably accurate.

•           We use company assets for personal purposes strictly on an infrequent basis with negligible expense to.

•           We recruit, train, promote and reward people based on their performance and contribution and not upon race, gender, or personal preferences.

•           We respect all employees and contracted workers without regard to their position or level within the organization.

•           We will not tolerate people or organizations that harass, demean, or isolate others based on their personal beliefs or ethical actions.

•           We follow the Code of Business Conduct and respect the codes of conduct and rules of business of countries where we do business and abide by their laws.

•           We comply with laws, rules and regulations and actively promote awareness, understanding of and compliance with all applicable laws.

•           We promote awareness of laws against improper insider trading and do not tolerate it.

•           We offer no payments or favors to influence others to do something wrong.

•           We value open and fair competition and respect the rights of our customers, suppliers and competitors just as we expect our rights to be respected.

•           We encourage every employee, officer and director to recognize and report any concern about possible illegal or unethical behavior, and we ensure that such reports made in good faith will be acted upon responsibly and without retaliation.

•           We create a workplace where we encourage the freedom to express opinions and to raise questions and concerns in a safe and supportive environment, without fear of harassment, retribution or retaliation by peers or managers.

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